ISSUER FREE WRITING PROSPECTUS NO. 1141BG Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated March 18, 2011 Deutsche Bank AG Trigger Autocallable Optimization Securities

$ Deutsche Bank AG Securities Linked to the Russell 2000® Index due on or about March 31, 2016

$ Deutsche Bank AG Securities Linked to the S&P 500® Index due on or about March 31, 2016

Investment Description

Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of a specific index described herein (each, an “Index”). The Securities are designed for investors who want to express a neutral or bullish view on the Index. If the Closing Level of the Index on any Observation Date (quarterly, beginning after one year, including the Final Valuation Date) is greater than or equal to the Initial Index Level, Deutsche Bank AG will automatically call the Securities and pay you a Call Price equal to your initial investment plus a Call Return based on a Call Return Rate of between 10.00% and 11.50% per annum (or an accruing quarterly return of between approximately 2.50% and 2.875%) for the Russell 2000® Index and 7.50% and 8.50% per annum (or an accruing quarterly return of between approximately 1.875% and 2.125%) for the S&P 500® Index (to be set on the Trade Date). The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Index Level is not less than the Trigger Level, at maturity Deutsche Bank AG will pay you an amount equal to your initial investment. However, if the Securities are not automatically called and the Final Index Level is less than the Trigger Level, Deutsche Bank AG will pay you less than your initial investment resulting in a loss of 1.00% for every 1.00% decline in the Final Index Level as compared to the Initial Index Level. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. You will not receive interest payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features

❑

Call Return — If the Closing Level of the Index on any Observation Date (quarterly, beginning after one year, including the Final Valuation Date) is greater than or equal to the Initial Index Level, we will automatically call the Securities and pay you a Call Price equal to your initial investment plus a Call Return based on a Call Return Rate of between 10.00% and 11.50% per annum for Securities linked to the Russell 2000® Index and 7.50% and 8.50% per annum for Securities linked to the S&P 500® Index (to be set on the Trade Date). The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors will have downside market exposure to the Index at maturity, subject to any contingent repayment of your initial investment.

❑

Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Index Level is not less than the Trigger Level, we will pay you your initial investment at maturity. If the Final Index Level is less than the Trigger Level, however, Deutsche Bank AG will repay less than your initial investment, resulting in a loss that is proportionate to the decline in the level of the Index. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

Key Dates1

Trade Date	March 25, 2011

Settlement Date	March 31, 2011

Final Valuation Date[2]	March 24, 2016

Maturity Date[2]	March 31, 2016

[1]	Expected.
[2]	See page 3 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR INITIAL INVESTMENT AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering two separate Trigger Autocallable Optimization Securities (each, a “Security”). Each Security is linked to the performance of a different index, and each has a different Call Return Rate. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof. The Call Return Rate, Call Prices, Initial Index Level and Trigger Level will be determined on the Trade Date.

Offering	Index	Call Return Rate	Initial Index Level	Trigger Level	CUSIP/ISIN
Trigger Autocallable Optimization Securities	Russell 2000® Index (Ticker: RTY)	10.00% to 11.50% per annum, non-compounded		60% of the Initial Index Level	25154P 19 6/ US25154P1966
Trigger Autocallable Optimization Securities	S&P 500® Index (Ticker: SPX)	7.50% to 8.50% per annum, non-compounded		70% of the Initial Index Level	25154P 21 2/ US25154P2121

See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in underlying supplement No. 1 dated September 29, 2009, product supplement BG dated March 18, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the underlying supplement, the accompanying prospectus, the prospectus supplement and product supplement BG. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$10.00	$0.25	$9.75
Total	$	$	$
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with underlying supplement No. 1 dated September 29, 2009, product supplement BG dated March 18, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

♦	Product supplement BG dated March 18, 2011:

http://www.sec.gov/Archives/edgar/data/1159508/000119312511070907/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

All references to “Observation Date” and “Trigger Level” in this free writing prospectus shall be deemed to refer to “Call Date” and “Knock-In Level,” respectively, as defined in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 4 of this free writing prospectus and “Risk Factors” on page 7 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:

♦	You believe the Closing Level of the Index on any Observation Date, including the Final Valuation Date, will be greater than or equal to the Initial Index Level.

♦	You can tolerate the loss of some or all of your investment and are willing to make an investment that may have similar downside market risk as the Index.

♦

You are willing and able to hold Securities that will be called on the earliest Observation Date on which the Closing Level of the Index is greater than or equal to the Initial Index Level, and you are otherwise willing and able to hold the Securities to maturity for a term of 5 years, and are not seeking an investment for which there will be an active secondary market.

♦

You understand and accept that you will not participate in any appreciation in the level of the Index and you are willing to make an investment the return of which is limited to the applicable Call Return.

♦

You would be willing to invest in the Securities if the Call Return Rate was set equal to the bottom of the range indicated on the cover hereof (the actual Call Return Rate will be set on the Trade Date).

♦	You do not seek current income from this investment and are willing to forego dividends paid on the stocks comprising the Index.

♦

You are willing to assume the credit risk of Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you including any repayment of your initial investment at maturity or upon an earlier automatic call.

The Securities may not be suitable for you if, among other considerations:

♦	You do not believe that the Closing Level of the Index on any Observation Date will be greater than or equal to the Initial Index Level.

♦	You believe the Securities will not be called and the Final Index Level will be less than the Trigger Level.

♦	You seek an investment designed to repay the full amount of your initial investment at maturity.

♦	You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment that could have similar downside market risk as the Index.

♦	You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential.

♦

You would be unwilling to invest in the Securities if the Call Return Rate was set equal to the bottom of the range indicated on the cover hereof. The actual Call Return Rate will be set on the Trade Date.

♦

You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Closing Level of the Index is greater than or equal to the Initial Index Level, or you are otherwise unable or unwilling to hold the Securities to maturity for a term of 5 years, and seek an investment for which there will be an active secondary market.

♦	You prefer to receive dividends and any other distributions paid on any stocks included in the Index.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦	You seek current income from this investment.

♦

You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any repayment of your initial investment at maturity or upon an earlier automatic call.

Indicative Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	$10.00 per Security (subject to a minimum purchase of 100 Securities, or $1,000)

Term	5 years, subject to a quarterly automatic call beginning after one year

Trade Date[1]	March 25, 2011

Settlement Date[1]	March 31, 2011

Final Valuation Date[1,2]	March 24, 2016

Maturity Date[1,3]	March 31, 2016

Index	Russell 2000® Index (Ticker: RTY) S&P 500® Index (Ticker: SPX)

Call Feature

The Securities will be automatically called if the Closing Level of the relevant Index on any Observation Date is greater than or equal to the Initial Index Level. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.

Observation Dates[1,2]

Quarterly, beginning after one year, on the following dates: March 28, 2012, June 25, 2012, September 25, 2012, December 26, 2012, March 25, 2013, June 25, 2013, September 25, 2013, December 26, 2013, March 25, 2014, June 25, 2014, September 25, 2014, December 26, 2014, March 25, 2015, June 25, 2015, September 25, 2015, December 28, 2015 and March 24, 2016 the (“Final Valuation Date”).

Call Settlement Dates	Two business days following the relevant Observation Date, except the Call Settlement Date for the Final Valuation Date will be the Maturity Date.

Call Return and Call Return Rate

The Call Return increases the longer the Securities are outstanding and is based upon a Call Return Rate of between 10.00% and 11.50% per annum for the Russell 2000® Index and a Call Return Rate of between 7.50% and 8.50% per annum for the S&P 500® Index. The actual Call Return Rate will be determined on the Trade Date.

Call Price

The Call Price equals your initial investment plus the product of your initial investment and the applicable Call Return.

The tables below reflect the Call Return Rate ranges for each Index. The actual Call Return Rate will be determined on the Trade Date.

Securities linked to the Russell 2000® Index
Observation Dates	Call Return*	Call Price* (per $10.00 Security)
March 28, 2012	10.000% to 11.500%	$11.000 to $11.150
June 25, 2012	12.500% to 14.375%	$11.250 to $11.438
September 25, 2012	15.000% to 17.250%	$11.500 to $11.725
December 26, 2012	17.500% to 20.125%	$11.750 to $12.013
March 25, 2013	20.000% to 23.000%	$12.000 to $12.300
June 25, 2013	22.500% to 25.875%	$12.250 to $12.588
September 25, 2013	25.000% to 28.750%	$12.500 to $12.875
December 26, 2013	27.500% to 31.625%	$12.750 to $13.163
March 25, 2014	30.000% to 34.500%	$13.000 to $13.450
June 25, 2014	32.500% to 37.375%	$13.250 to $13.738
September 25, 2014	35.000% to 40.250%	$13.500 to $14.025
December 26, 2014	37.500% to 43.125%	$13.750 to $14.313
March 25, 2015	40.000% to 46.000%	$14.000 to $14.600
June 25, 2015	42.500% to 48.875%	$14.250 to $14.888
September 25, 2015	45.000% to 51.750%	$14.500 to $15.175
December 28, 2015	47.500% to 54.625%	$14.750 to $15.463
March 24, 2016	50.000% to 57.500%	$15.000 to $15.750
(Final Valuation Date)
* The Call Return and Call Price have been rounded for ease of analysis.

Securities linked to the S&P 500® Index
Observation Dates	Call Return*	Call Price* (per $10.00 Security)
March 28, 2012	7.500% to 8.500%	$10.750 to $10.850
June 25, 2012	9.375% to 10.625%	$10.938 to $11.063
September 25, 2012	11.250% to 12.750%	$11.125 to $11.275
December 26, 2012	13.125% to 14.875%	$11.313 to $11.488
March 25, 2013	15.000% to 17.000%	$11.500 to $11.700
June 25, 2013	16.875% to 19.125%	$11.688 to $11.913
September 25, 2013	18.750% to 21.250%	$11.875 to $12.125
December 26, 2013	20.625% to 23.375%	$12.063 to $12.338
March 25, 2014	22.500% to 25.500%	$12.250 to $12.550
June 25, 2014	24.375% to 27.625%	$12.438 to $12.763
September 25, 2014	26.250% to 29.750%	$12.625 to $12.975
December 26, 2014	28.125% to 31.875%	$12.813 to $13.188
March 25, 2015	30.000% to 34.000%	$13.000 to $13.400
June 25, 2015	31.875% to 36.125%	$13.188 to $13.613
September 25, 2015	33.750% to 38.250%	$13.375 to $13.825
December 28, 2015	35.625% to 40.375%	$13.563 to $14.038
March 24, 2016 (Final Valuation Date)	37.500% to 42.500%	$13.750 to $14.250
* The Call Return and Call Price have been rounded for ease of analysis.

Payment at Maturity (per $10.00 Security)

If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 Security.

If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment at maturity less than your initial investment; equal to:

$10.00 + ($10.00 × Index Return);

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Index Return.

Index Return	Final Index Level – Initial Index Level Initial Index Level

Trigger Level	For the Securities linked to the Russell 2000® Index, 60.00% of the Initial Index Level. For the Securities linked to the S&P 500® Index, 70.00% of the Initial Index Level.

Closing Level	On any scheduled trading day, the closing level of the relevant Index on the relevant date of calculation

Initial Index Level	The Closing Level of the relevant Index on the Trade Date

Final Index Level	The Closing Level of the relevant Index on the Final Valuation Date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Index Return.

[1]

In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

[2]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[3]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fifth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Index or in any of the stocks included in the Index. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay your initial investment in the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Index Level is greater than or equal to the Trigger Level. If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you your initial investment. However, if the Securities are not automatically called on any Observation Date and the Final Index Level is less than the Trigger Level, you will be fully exposed to any negative Index Return, resulting in a loss of your initial investment that is proportionate to the decline in the level of the Index. Accordingly, you could lose your entire initial investment.

♦

APPRECIATION POTENTIAL IS LIMITED TO THE CALL RETURN — The appreciation potential of the Securities is limited to the applicable Call Return which is based on a Call Return Rate of between 10.00% and 11.50% per annum for Securities linked to the Russell 2000® Index and a Call Return Rate of between 7.50% and 8.50% per annum for Securities linked to the S&P 500® Index (to be set on the Trade Date), regardless of the performance of the relevant Index. In addition, since the Call Return increases the longer the Securities are outstanding and the Securities could be called as early as the first Observation Date, the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were called at a later date. As a result, an investment directly in the stocks composing the Index could provide a better return than an investment in the Securities.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Closing Level of the Index is above the Trigger Level.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment upon an automatic call and any contingent repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦

REINVESTMENT RISK — If your Securities are called early, the holding period over which you would receive the Call Return Rate of 10.00% to 11.50% per annum for Securities linked to the Russell 2000® Index and the Call Rate of 7.50% to 8.50% per annum for Securities linked to the S&P 500® Index (to be set on the Trade Date) could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦

HIGHER CALL RETURN RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Index reflects a higher expectation as of the Trade Date that the Closing Level of the Index could close below the Trigger Level on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is set on the Trade Date, the Index’s volatility can change significantly over the term of the Securities. The level of the Index could fall sharply, which could result in a significant loss of your initial investment.

♦	NO COUPON PAYMENTS — Deutsche Bank AG will not pay any interest or coupon payments with respect to the Securities.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Index and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS or its affiliates, may also engage in trading in instruments linked to the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Securities.

♦

NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component stocks underlying the Index would have.

♦

INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE INDEX — The return on your Securities may not reflect the return you would realize if you were able to invest directly in the stocks included in the Index, or a security linked directly to the uncapped performance of the Index.

♦

THE SECURITIES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity or Call Price due upon an automatic call described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the Closing Levels of the relevant Index, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the relevant Index;

♦	the time remaining to maturity of the Securities;

♦	the dividend rate on the component stocks underlying the relevant Index;

♦	interest and yield rates in the market generally;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks comprising the Index, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Index, may adversely affect the market price of the stocks comprising the Index, the level of the Index, and, therefore, the value of the Securities.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks included in the Index, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Index Level of the Index and Payment at Maturity or Call Price due upon an automatic call based on the Closing Level of the Index in the market. The calculation agent can postpone the determination of the Closing Level of the Index if a market disruption event occurs on any of the Observation Dates.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE INDEX AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performance for the Index. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of either Index relative to its Initial Index Level. We cannot predict the applicable Final Index Level or the Closing Level of either Index on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of either Index. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	5 years, subject to a quarterly automatic call beginning after the first year
Hypothetical Initial Index Level:	800.00
Hypothetical Trigger Level:	480.00 (60.00% of the Hypothetical Initial Index Level)
Hypothetical Call Return and Call Prices:

Observation Dates	Call Return*	Call Price*
March 28, 2012	10.00%	$11.00
June 25, 2012	12.50%	$11.25
September 25, 2012	15.00%	$11.50
December 26, 2012	17.50%	$11.75
March 25, 2013	20.00%	$12.00
June 25, 2013	22.50%	$12.25
September 25, 2013	25.00%	$12.50
December 26, 2013	27.50%	$12.75
March 25, 2014	30.00%	$13.00
June 25, 2014	32.50%	$13.25
September 25, 2014	35.00%	$13.50
December 26, 2014	37.50%	$13.75
March 25, 2015	40.00%	$14.00
June 25, 2015	42.50%	$14.25
September 25, 2015	45.00%	$14.50
December 28, 2015	47.50%	$14.75
March 24, 2016 (Final Valuation Date)	50.00%	$15.00

*	Based on a hypothetical Call Return Rate of 10.00% per annum. The actual Initial Index Level, Trigger Level, Call Return Rate and Call Prices for each Security will be set on the Trade Date.

Example 1 — The Closing Level of the Index on the first Observation Date is 880.00, which is greater than the Hypothetical Initial Index Level of 800.00 — the Securities are called.

Because the Closing Level of the Index on the first Observation Date is greater than or equal to the Hypothetical Initial Index Level, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date, the Call Price of $11.00 per Security, representing a 10.00% return on the Securities.

Example 2 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Index Level of 960.00 is greater than the Hypothetical Initial Index Level of 800.00 — the Securities are called.

Because the Securities were not previously called and the Final Index Level is greater than or equal to the Hypothetical Initial Index Level, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $15.00 per Security, representing a 50.00% return on the Securities.

Example 3 — The Closing Level of the Index is not equal to or greater than the Hypothetical Initial Index Level on any of the Observation Dates and the Final Index Level of 720.00 is greater than the Hypothetical Trigger Level of 480.00 — the Securities are NOT called.

Because the Closing Level of the Index on all of the Observation Dates is not equal to or greater than the Hypothetical Initial Index Level, the Securities are not automatically called. Because the Final Index Level is not less than the Hypothetical Trigger Level, Deutsche Bank AG will pay you a Payment at Maturity equal to $10.00 per $10.00 Security.

Example 4 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Index Level of 320.00 is less than the Hypothetical Trigger Level of 480.00 — the Securities are NOT called.

Because the Securities are not called and the Final Index Level is less than the Hypothetical Trigger Level, your initial investment will be fully exposed to any decline in the Final Index Level as compared to the Hypothetical Initial Index Level. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Index Return) =

$10.00 + ($10.00 × -60.00%) = $4.00

If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, your initial investment will be fully exposed to any negative Index Return, resulting in a loss that is proportionate to the decline in the level of the Index. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer.

The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is just a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices — Russell 2000® Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

The graph below illustrates the performance of the Russell 2000® Index from March 16, 2006 to March 16, 2011. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Index Level or the Closing Level of the Index on any Observation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

The Russell 2000® Index closing level on March 16, 2011 was 781.90.

The dotted line represents the Trigger Level of 469.14, equal to 60% of the closing level on March 16, 2011. Actual Initial Index Level and Trigger Level will be determined on the Trade Date.

The S&P 500® Index

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. This is just a summary of the S&P 500® Index. For more information on the S&P 500® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The S&P Indices — The S&P 500 Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

The graph below illustrates the performance of the S&P 500® Index from March 16, 2006 to March 16, 2011. The historical levels of the S&P 500® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Index Level or the Closing Level of the Index on any Observation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Historical Performance of the S&P 500® Index

Source: Bloomberg

The S&P 500® Index closing level on March 16, 2011 was 1,256.88.

The dotted line represents the Trigger Level of 879.82, equal to 70% of the closing level on March 16, 2011. Actual Initial Index Level and Trigger Level will be determined on the Trade Date.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the Securities are uncertain, we believe the Securities should be treated as prepaid financial contracts for U.S. federal income tax purposes. Under this treatment, (i) you should not recognize taxable income or loss prior to the maturity of your Securities, other than pursuant to a sale or exchange (including a call), and (ii) your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. If, however, the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this free writing prospectus and the accompanying product supplement.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the Securities should consult their tax advisers regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Neither we nor UBS Financial Services Inc. provides any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.